Exhibit 3.2

BY-LAWS OF THE NASDAQ OMX GROUP, INC.

Article I Definitions

When used in these By-Laws, unless the context otherwise requires, the term:

(a) “Act” means the Securities Exchange Act of 1934, as amended;

(b) “Board” means the Board of Directors of the Corporation;

(c) “broker” shall have the same meaning as in Section 3(a)(4) of the Act;

(d) “Commission” means the Securities and Exchange Commission;

(e) “Corporation” means The Nasdaq OMX Group, Inc.;

(f) “day” means calendar day;

(g) “dealer” shall have the same meaning as in Section 3(a)(5) of the Act;

(h) “Delaware law” means the General Corporation Law of the State of Delaware;

(i) “Director” means a member of the Board;

(j) “Industry Director” or “Industry committee member” means a Director (excluding any two officers of the Corporation, selected at the sole discretion of the Board, amongst those officers who may be serving as Directors (the “Staff Directors”)) or committee member who (1) is or has served in the prior three years as an officer, director, or employee of a broker or dealer, excluding an outside director or a director not engaged in the day-to-day management of a broker or dealer; (2) is an officer, director (excluding an outside director), or employee of an entity that owns more than ten percent of the equity of a broker or dealer, and the broker or dealer accounts for more than five percent of the gross revenues received by the consolidated entity; (3) owns more than five percent of the equity securities of any broker or dealer, whose investments in brokers or dealers exceed ten percent of his or her net worth, or whose ownership interest otherwise permits him or her to be engaged in the day-to-day management of a broker or dealer; (4) provides professional services to brokers or dealers, and such services constitute 20 percent or more of the professional revenues received by the Director or committee member or 20 percent or more of the gross revenues received by the Director’s or committee member’s firm or partnership; (5) provides professional services to a director, officer, or employee of a broker, dealer, or corporation that owns 50 percent or more of the voting stock of a broker or dealer, and such services relate to the director’s, officer’s, or employee’s professional capacity and constitute 20 percent or more of the professional revenues received by the Director or committee member or 20 percent or more of the gross revenues received by the Director’s or committee member’s firm or partnership; or (6) has a consulting or employment relationship with or provides professional services to the Corporation or any affiliate thereof (including any Self-Regulatory Subsidiary) or to FINRA (or any predecessor) or has had any such relationship or provided any such services at any time within the prior three years;

(k) “FINRA” means the Financial Industry Regulatory Authority, Inc. and its affiliates;

(l) “Nominating & Governance Committee” means the Nominating & Governance Committee appointed pursuant to these By-Laws;

(m) “Non-Industry Director” or “Non-Industry committee member” means a Director (excluding the Staff Directors) or committee member who is (1) a Public Director or Public committee member; (2) an officer, director, or employee of an issuer of securities listed on a national securities exchange operated by any Self-Regulatory Subsidiary; or (3) any other individual who would not be an Industry Director or Industry committee member;

(n) “Public Director” or “Public committee member” means a Director or committee member who has no material business relationship with a broker or dealer, the Corporation or its affiliates, or FINRA; and

(o) “Self-Regulatory Subsidiary” means each of (i) The NASDAQ Stock Market LLC; (ii) NASDAQ OMX BX, Inc.; (iii) Boston Stock Exchange Clearing Corporation; (iv) NASDAQ OMX PHLX LLC; and (v) Stock Clearing Corporation of Philadelphia.

Article II Offices

Sec. 2.1 Location

The address of the registered office of the Corporation in the State of Delaware and the name of the registered agent at such address shall be: The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Corporation also may have offices at such other places both within and without the State of Delaware as the Board may from time to time designate or the business of the Corporation may require.

Sec. 2.2 Change of Location

In the manner permitted by law, the Board or the registered agent may change the address of the Corporation’s registered office in the State of Delaware and the Board may make, revoke, or change the designation of the registered agent.

Article III Meetings of Stockholders

Sec. 3.1 Annual Meetings of Stockholders

(a) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board or the Nominating & Governance Committee or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 3.1 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3.1.

(b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 3.1(a)(iii), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14 under the Act and the rules thereunder (and such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Corporation, (E) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (F) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (G) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Article III shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(c) Notwithstanding anything in the second sentence of Section 3.1(b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased effective at the annual meeting and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 3.1 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

Sec. 3.2 Special Meetings of Stockholders

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or the Nominating & Governance Committee or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 3.2 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 3.2. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 3.1(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Sec. 3.3 General

(a) Only such persons who are nominated in accordance with the procedures set forth in this Article III shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article III. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article III (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 3.1(b)(iii)(F)) and (ii) if any proposed nomination or business was not made or proposed in compliance with this Article III, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Article III, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.3, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(b) For purposes of this Article III, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Commission pursuant to Section 13, 14, or 15(d) of the Act.

(c) Notwithstanding the foregoing provisions of this Article III, a stockholder shall also comply with all applicable requirements of the Act and the rules and regulations thereunder with respect to the matters set forth in this Article III; provided however, that any references in these By-Laws to the Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Article III (including Section 3.1(a)(iii) and (b) hereof), and compliance with Section 3.1(a)(iii) and (b) of this Article III shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of Section 3.1(b), matters brought properly under and in compliance with Rule 14a-8 of the Act, as may be amended from time to time). Nothing in Article III shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Restated Certificate of Incorporation.

Sec. 3.4 Conduct of Meetings

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Article IV Board of Directors

Sec. 4.1 General Powers

The property, business, and affairs of the Corporation’s staff shall be managed by or under the direction of the Board. The Board may exercise all such powers of the Corporation and have the authority to perform all such lawful acts as are permitted by law, the Restated Certificate of Incorporation, or these By Laws. To the fullest extent permitted by applicable law, the Restated Certificate of Incorporation, and these By-Laws, the Board may delegate any of its powers to a committee appointed pursuant to Section 4.13 or to the Corporation staff.

Sec. 4.2 Number of Directors

The exact number of members of the Board shall be determined by resolution adopted by the Board from time to time. Any new Director position created as a result of an increase in the size of the Board shall be filled in accordance with the Restated Certificate of Incorporation.

Sec. 4.3 Qualifications

Directors need not be stockholders of the Corporation. The number of Non-Industry Directors, including at least one Public Director and at least one issuer representative, shall equal or exceed the number of Industry Directors, unless the Board consists of ten or more Directors. In such case at least two Directors shall be issuer representatives.

Sec. 4.4 Election

Except as otherwise provided by law or these By-Laws, after the first meeting of the Corporation at which Directors are elected, Directors of the Corporation shall be elected each year at the annual meeting of the stockholders, or at a special meeting called for such purpose in lieu of the annual meeting. If the annual election of Directors is not held on the date designated therefor, the Directors shall cause such election to be held as soon thereafter as convenient.

Except as otherwise provided by these By-Laws, each Director shall be elected by the vote of the majority of the votes cast with respect to that Director’s election at any meeting for the election of Directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of Directors to be elected (a “Contested Election”), the Directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 4.4 of these By-Laws, a majority of votes cast shall mean that the number of votes cast “for” a Director’s election exceeds the number of votes cast “against” that Director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that Director’s election).

In order for any incumbent Director to become a nominee of the Board for further service on the Board, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose. In the event an incumbent Director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating & Governance Committee, or such other committee designated by the Board pursuant to these By-Laws, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent Director, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant.

If the Board accepts a Director’s resignation pursuant to this Section 4.4, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board may fill the resulting vacancy pursuant to Section 4.8 of these By-Laws.

Sec. 4.5 Resignation

Any Director may resign at any time either upon notice of resignation to the Chair of the Board, the Chief Executive Officer, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

Sec. 4.6 Removal

Any or all of the Directors may be removed from office at any time by the affirmative vote of at least 66 2/3 percent of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Sec. 4.7 Disqualification

The term of office of a Director shall terminate immediately upon a determination by the Board, by a majority vote of the remaining Directors, that: (a) the Director no longer satisfies the classification for which the Director was elected; and (b) the Director’s continued service as such would violate the compositional requirements of the Board set forth in Section 4.3. If the term of office of a Director terminates under this Section, and the remaining term of office of such Director at the time of termination is not more than six months, during the period of vacancy the Board shall not be deemed to be in violation of Section 4.3 by virtue of such vacancy.

Sec. 4.8 Filling of Vacancies

If a Director position becomes vacant, whether because of death, disability, disqualification, removal, or resignation, the Nominating & Governance Committee shall nominate, and the Board shall elect by majority vote, a person satisfying the classification (Industry, Non-Industry, or Public Director), if applicable, for the directorship as provided in Section 4.3 to fill such vacancy, except that if the remaining term of office for the vacant Director position is not more than six months, no replacement shall be required.

Sec. 4.9 Quorum and Voting

(a) At all meetings of the Board, unless otherwise set forth in these By-Laws or required by law, a quorum for the transaction of business shall consist of a majority of the Board. In the absence of a quorum, a majority of the Directors present may adjourn the meeting until a quorum be present.

(b) Except as provided herein or by applicable law, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

Sec. 4.10 Regulation

The Board may adopt such rules, regulations, and requirements for the conduct of the business and management of the Corporation, not inconsistent with law, the Restated Certificate of Incorporation, or these By-Laws, as the Board may deem proper. A Director shall, in the performance of such Director’s duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, by an independent certified public accountant, by an appraiser selected with reasonable care by the Board or any committee of the Board or by any agent of the Corporation, or in relying in good faith upon other records of the Corporation.

Sec. 4.11 Meetings

(a) An annual meeting of the Board shall be held for the purpose of organization, election of officers, and transaction of any other business. If such meeting is held promptly after and at the place specified for the annual meeting of the stockholders, no notice of the annual meeting of the Board need be given. Otherwise, such annual meeting shall be held at such time and place as may be specified in a notice given in accordance with Section 4.12.

(b) Regular meetings of the Board may be held at such time and place, within or without the State of Delaware, as determined from time to time by the Board. After such determination has been made, notice shall be given in accordance with Section 4.12.

(c) Special meetings of the Board may be called by the Chair of the Board, by the Chief Executive Officer, by the President, or by at least one-third of the Directors then in office. Notice of any special meeting of the Board shall be given to each Director in accordance with Section 4.12.

(d) Directors or members of any committee appointed by the Board may participate in a meeting of the Board or of such committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting may hear one another, and such participation in a meeting shall constitute presence in person at such meeting for all purposes.

Sec. 4.12 Notice of Meetings; Waiver of Notice

(a) Notice of any meeting of the Board shall be deemed to be duly given to a Director if: (i) mailed to the address last made known in writing to the Corporation by such Director as the address to which such notices are to be sent, at least seven days before the day on which such meeting is to be held; (ii) sent to the Director at such address by telegraph, telefax, cable, radio, or wireless, not later than the day before the day on which such meeting is to be held; or (iii) delivered to the Director personally or orally, by telephone or otherwise, not later than the day before the day on which such meeting is to be held. Each notice shall state the time and place of the meeting and the purpose(s) thereof.

(b) Notice of any meeting of the Board need not be given to any Director if waived by that Director in writing or by electronic transmission (or by telegram, telefax, cable, radio, or wireless and subsequently confirmed in writing or by electronic transmission) whether before or after the holding of such meeting, or if such Director is present at such meeting, subject to Article X, Section 10.3(b).

(c) Any meeting of the Board shall be a legal meeting without any prior notice if all Directors then in office shall be present thereat, except when a Director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Sec. 4.13 Committees

(a) The Board may, by resolution or resolutions adopted by the Board, appoint one or more committees. Except as herein provided, vacancies in membership of any committee shall be filled by the Board. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Members of a committee shall hold office for such period as may be fixed by a resolution adopted by the Board. Any member of a committee may be removed from such committee only by the Board, after appropriate notice.

(b) The Board may, by resolution or resolutions adopted by the Board, delegate to one or more committees that consist solely of one or more Directors the power and authority to act on behalf of the Board in the management of the business and affairs of the Corporation to the extent permitted by law. A committee, to the extent permitted by law and provided in the resolution or resolutions creating such committee, may authorize the seal of the Corporation to be affixed to all papers that may require it.

(c) Except as otherwise provided by applicable law, no committee shall have the power or authority of the Board with regard to: amending the Restated Certificate of Incorporation or the By-Laws of the Corporation; adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease, or exchange of all or substantially all the Corporation’s property and assets; or recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution. Unless the resolution of the Board expressly so provides, no committee shall have the power or authority to authorize the issuance of stock.

(d) The Board may appoint an Executive Committee, which shall, to the fullest extent permitted by Delaware law and other applicable law, have and be permitted to exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation between meetings of the Board, and which may authorize the seal of the Corporation to be affixed to all papers that may require it. The number of Non-Industry Directors on the Executive Committee shall equal or exceed the number of Industry Directors on the Executive Committee. The percentage of Public Directors on the Executive Committee shall be at least as great as the percentage of Public Directors on the whole Board. An Executive Committee member shall hold office for a term of one year.

(e) The Board may appoint a Finance Committee. The Finance Committee shall advise the Board with respect to the oversight of the financial operations and conditions of the Corporation, including recommendations for the Corporation’s annual operating and capital budgets and proposed changes to the rates and fees charged by the Corporation. A Finance Committee member shall hold office for a term of one year.

(f) The Board shall appoint a Management Compensation Committee. The Management Compensation Committee shall consider and recommend compensation policies, programs, and practices for employees of the Corporation. A majority of Management Compensation Committee members shall be Non-Industry Directors. A Management Compensation Committee member shall hold office for a term of one year. Each member of the Management Compensation Committee shall be an independent director within the meaning of the rules of the NASDAQ Stock Market.

(g) The Board shall appoint an Audit Committee.

(i) The Audit Committee shall consist of three or more Directors, each of whom shall be an independent director within the meaning of the rules of the NASDAQ Stock Market and Section 10A of the Act. A majority of the Audit Committee members shall be Non-Industry Directors. The Audit Committee shall include two Public Directors. A Public Director shall serve as Chair of the Committee. An Audit Committee member shall hold office for a term of one year.

(h) The Board may appoint a Nominating & Governance Committee. The Nominating & Governance Committee shall nominate Directors for each vacant or new Director position on the Board.

(i) The Nominating & Governance Committee shall consist of two or more Directors, each of whom shall be an independent director within the meaning of the rules of the NASDAQ Stock Market. The number of Non- Industry Directors on the Nominating & Governance Committee shall equal or exceed the number of Industry Directors on the Nominating & Governance Committee. The Nominating & Governance Committee shall include at least two Public Directors.

(ii) Members of the Nominating & Governance Committee shall be appointed annually by the Board and may be removed by majority vote of the Board.

(iii) The Secretary shall collect from each nominee for Director such information as is reasonably necessary to serve as the basis for a determination of the nominee’s classification as an Industry, Non-Industry, or Public Director, if applicable, and the Secretary shall certify to the Nominating & Governance Committee each nominee’s classification, if applicable. Directors shall update the information submitted under this subsection at least annually and upon request of the Secretary, and shall report immediately to the Secretary any change in such information.

(i) Each committee may adopt its own rules of procedure and may meet at stated times or on such notice as such committee may determine. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

(j) Unless otherwise provided by these By-Laws, a majority of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be an act of such committee.

Sec. 4.14 Conflicts of Interest; Contracts and Transactions Involving Directors

(a) A Director shall not directly or indirectly participate in any adjudication of the interests of any party if that Director has a conflict of interest or bias, or if circumstances otherwise exist where his or her fairness might reasonably be questioned. In any such case, the Director shall recuse himself or herself or shall be disqualified.

(b) No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason if: (i) the material facts pertaining to such Director’s or officer’s relationship or interest and the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; (ii) the material facts are disclosed or become known to the Board or committee after the contract or transaction is entered into, and the Board or committee in good faith ratifies the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (iii) the material facts pertaining to the Director’s or officer’s relationship or interest and the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders.

Sec. 4.15 Action Without Meeting

Any action required or permitted to be taken at a meeting of the Board or of a committee may be taken without a meeting if all Directors or all members of such committee, as the case may be, consent thereto in accordance with applicable law.

Article V Reserved

Article VI Compensation

Sec. 6.1 Compensation of Board, Council, and Committee Members

The Board may provide for reasonable compensation of the Chair of the Board and the Directors. The Board may also provide for reimbursement of reasonable expenses incurred by such persons in connection with the business of the Corporation.

Article VII Officers, Agents, and Employees

Sec. 7.1 Principal Officers

The principal officers of the Corporation shall be elected by the Board and shall include a Chair, a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers as may be designated by the Board. One person may hold the offices and perform the duties of any two or more of said principal offices, except the offices and duties of President and Vice President or of President and Secretary. None of the principal officers, except the Chair of the Board, need be Directors of the Corporation.

Sec. 7.2 Election of Principal Officers; Term of Office

(a) The principal officers of the Corporation shall be elected annually by the Board at the annual meeting of the Board convened pursuant to Section 4.11(a). Failure to elect any principal officer annually shall not dissolve the Corporation.

(b) If the Board shall fail to fill any principal office at an annual meeting, or if any vacancy in any principal office shall occur, or if any principal office shall be newly created, such principal office may be filled at any regular or special meeting of the Board.

(c) Each principal officer shall hold office until a successor is duly elected and qualified, or until death, resignation, or removal.

Sec. 7.3 Subordinate Officers, Agents, or Employees

In addition to the principal officers, the Corporation may have one or more subordinate officers, agents, and employees as the Board may deem necessary, each of whom shall hold office for such period and exercise such authority and perform such duties as the Board, the Chief Executive Officer, the President, or any officer designated by the Board, may from time to time determine. Agents and employees of the Corporation shall be under the supervision and control of the officers of the Corporation, unless the Board, by resolution, provides that an agent or employee shall be under the supervision and control of the Board.

Sec. 7.4 Delegation of Duties of Officers

The Board may delegate the duties and powers of any officer of the Corporation to any other officer or to any Director for a specified period of time and for any reason that the Board may deem sufficient.

Sec. 7.5 Resignation and Removal of Officers

(a) Any officer may resign at any time upon notice of resignation to the Board, the Chief Executive Officer, the President, or the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. The acceptance of a resignation shall not be necessary to make the resignation effective.

(b) Any officer of the Corporation may be removed, with or without cause, by resolution adopted by a majority of the Directors then in office at any regular or special meeting of the Board or by a written consent signed by all of the Directors then in office. Such removal shall be without prejudice to the contractual rights of the affected officer, if any, with the Corporation.

Sec. 7.6 Bond

The Corporation may secure the fidelity of any or all of its officers, agents, or employees by bond or otherwise.

Sec. 7.7 Chair of the Board

The Chair of the Board shall preside at all meetings of the Board and stockholders at which the Chair is present. The Chair shall exercise such other powers and perform such other duties as may be assigned to the Chair from time to time by the Board.

Sec. 7.8 Chief Executive Officer

The Chief Executive Officer shall, in the absence of the Chair of the Board, preside at all meetings of the Board and stockholders at which the Chief Executive Officer is present. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general supervision over the business and affairs of the Corporation. The Chief Executive Officer shall have all powers and duties usually incident to the office of the Chief Executive Officer, except as specifically limited by a resolution of the Board. The Chief Executive Officer shall exercise such other powers and perform such other duties as may be assigned to the Chief Executive Officer from time to time by the Board.

Sec. 7.9 President

The President shall, in the absence of the Chair of the Board and the Chief Executive Officer, preside at all meetings of the Board and stockholders at which the President is present. The President shall have general supervision over the business and affairs of the Corporation. The President shall have all powers and duties usually incident to the office of the President, except as specifically limited by a resolution of the Board. The President shall exercise such other powers and perform such other duties as may be assigned to the President from time to time by the Board.

Sec. 7.10 Vice President

The Board shall elect one or more Vice Presidents. In the absence or disability of the President or if the office of President becomes vacant, the Vice Presidents in the order determined by the Board, or if no such determination has been made, in the order of their seniority, shall perform the duties and exercise the powers of the President, subject to the right of the Board at any time to extend or restrict such powers and duties or to assign them to others. Any Vice President may have such additional designations in such Vice President’s title as the Board may determine. The Vice Presidents shall generally assist the President in such manner as the President shall direct. Each Vice President shall exercise such other powers and perform such other duties as may be assigned to such Vice President from time to time by the Board, the Chief Executive Officer or the President. The term “Vice President” used in this Section shall include the positions of Executive Vice President, Senior Vice President, and Vice President.

Sec. 7.11 Secretary

The Secretary shall act as Secretary of all meetings of the stockholders and of the Board at which the Secretary is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation, and shall have supervision over the care and custody of the corporate records and the corporate seal of the Corporation. The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of the Corporation under its seal, is duly authorized, and when so affixed, may attest the same. The Secretary shall have all powers and duties usually incident to the office of Secretary, except as specifically limited by a resolution of the Board. The Secretary shall exercise such other powers and perform such other duties as may be assigned to the Secretary from time to time by the Board, the Chief Executive Officer or the President.

Sec. 7.12 Assistant Secretary

In the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, any Assistant Secretary approved by the Board, shall exercise all powers and perform all duties of the Secretary. An Assistant Secretary shall also exercise such other powers and perform such other duties as may be assigned to such Assistant Secretary from time to time by the Board or the Secretary.

Sec. 7.13 Treasurer

The Treasurer shall have general supervision over the care and custody of the funds and over the receipts and disbursements of the Corporation and shall cause the funds of the Corporation to be deposited in the name of the Corporation in such banks or other depositories as the Board may designate. The Treasurer shall have supervision over the care and safekeeping of the securities of the Corporation. The Treasurer shall have all powers and duties usually incident to the office of Treasurer except as specifically limited by a resolution of the Board. The Treasurer shall exercise such other powers and perform such other duties as may be assigned to the Treasurer from time to time by the Board, the Chief Executive Officer or the President.

Sec. 7.14 Assistant Treasurer

In the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, any Assistant Treasurer, approved by the Board, shall exercise all powers and perform all duties of the Treasurer. An Assistant Treasurer shall also exercise such other powers and perform such other duties as may be assigned to such Assistant Treasurer from time to time by the Board or the Treasurer.

Article VIII Indemnification

Sec. 8.1 Indemnification of Directors, Officers, Employees, and Agents

(a) The Corporation shall indemnify, and hold harmless, to the fullest extent permitted by Delaware law as it presently exists or may thereafter be amended, any person (and the heirs, executors, and administrators of such person) who, by reason of the fact that he or she is or was a Director, officer, or employee of the Corporation or any wholly owned subsidiary of the Corporation, or is or was a Director, officer, or employee of the Corporation or any wholly owned subsidiary of the Corporation who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or non-profit entity, including service with respect to employee benefit plans, is or was a party, or is threatened to be made a party to:

(i) any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) against expenses (including attorneys’ fees and disbursements), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit, or proceeding; or

(ii) any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit.

(b) The Corporation shall advance expenses (including attorneys’ fees and disbursements) reasonably and actually incurred in defending any action, suit, or proceeding in advance of its final disposition to persons described in subsection (a); provided, however, that the payment of expenses incurred by such person in advance of the final disposition of the matter shall be conditioned upon receipt of a written undertaking by that person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Section or otherwise.

(c) The Corporation may, in its discretion, indemnify and hold harmless, to the fullest extent permitted by Delaware law as it presently exists or may thereafter be amended, any person (and the heirs, executors, and administrators of such persons) who, by reason of the fact that he or she is or was an agent of the Corporation or any wholly owned subsidiary of the Corporation or is or was an agent of the Corporation or any wholly owned subsidiary of the Corporation who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, trust, enterprise, or non-profit entity, including service with respect to employee benefit plans, was or is a party, or is threatened to be made a party to any action or proceeding described in subsection (a).

(d) The Corporation may, in its discretion, pay the expenses (including attorneys’ fees and disbursements) reasonably and actually incurred by an agent in defending any action, suit, or proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by such person in advance of the final disposition of the matter shall be conditioned upon receipt of a written undertaking by that person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Section or otherwise.

(e) Notwithstanding the foregoing or any other provision of these By-Laws, no advance shall be made by the Corporation to an agent or non-officer employee if a determination is reasonably and promptly made by the Board by a majority vote of those Directors who have not been named parties to the action, even though less than a quorum, or, if there are no such Directors or if such Directors so direct, by independent legal counsel, that, based upon the facts known to the Board or such counsel at the time such determination is made: (1) The person seeking advancement of expenses (i) acted in bad faith, or (ii) did not act in a manner that he or she reasonably believed to be in or not opposed to the best interests of the

Corporation; (2) with respect to any criminal proceeding, such person believed or had reasonable cause to believe that his or her conduct was unlawful; or (3) such person deliberately breached his or her duty to the Corporation.

(f) The indemnification provided by this Section in a specific case shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of such person’s heirs, executors, and administrators.

(g) Notwithstanding the foregoing, but subject to subsection (j), the Corporation shall be required to indemnify any person identified in subsection (a) in connection with a proceeding (or part thereof) initiated by such person only if the initiation of such proceeding (or part thereof) by such person was authorized by the Board.

(h) The Corporation’s obligation, if any, to indemnify or advance expenses to any person who is or was serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement from such other corporation, partnership, joint venture, trust, enterprise, or non-profit entity.

(i) Any repeal or modification of the foregoing provisions of this Section shall not adversely affect any right or protection hereunder of any person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to any act or omission occurring prior to the time of such repeal or modification.

(j) If a claim for indemnification or advancement of expenses under this Article is not paid in full within 60 days after a written claim therefor by an indemnified person has been received by the Corporation, the indemnified person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the indemnified person is not entitled to the requested indemnification or advancement of expenses under Delaware law.

Sec. 8.2 Indemnification Insurance

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation or any wholly owned subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or non-profit entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability hereunder.

Article IX Capital Stock

Sec. 9.1 Certificates

The shares of capital stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Each holder of capital stock in the Corporation represented by certificates shall be entitled to a certificate or certificates in such form as shall be approved by the Board, certifying the number of shares of capital stock in the Corporation owned by such stockholder.

Sec. 9.2 Signatures

(a) Shares of capital stock of the Corporation represented by certificates shall be signed in the name of the Corporation by two officers with one being the Chair of the Board, the Chief Executive Officer, the President, or a Vice President, and the other being the Secretary, the Treasurer, or such other officer that may be authorized by the Board. Such certificates may be sealed with the corporate seal of the Corporation or a facsimile thereof.

(b) Any or all signatures on such certificates may be a facsimile. In the event that any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Sec. 9.3 Stock Ledger

(a) A record of all certificates for capital stock or uncertificated shares issued by the Corporation shall be kept by the Secretary or any other officer, employee, or agent designated by the Board. Such record shall show the name and address of the person, firm, or corporation in which certificates for capital stock or uncertificated shares are registered, the number of shares represented by each such certificate, the date of each such certificate, and in the case of certificates which have been canceled, the date of cancellation thereof.

(b) The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the person entitled to vote such shares and to receive notice of meetings, and for all other purposes. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any other person, whether or not the Corporation shall have express or other notice thereof.

Sec. 9.4 Transfers of Stock

(a) The Board may make such rules and regulations as it may deem expedient, not inconsistent with law, the Restated Certificate of Incorporation, or these By-Laws, concerning the issuance, transfer, and registration of certificates for shares of capital stock or uncertificated shares of the Corporation. The Board may appoint, or authorize any principal officer to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for capital stock to bear the signature or signatures of any of them.

(b) Transfers of capital stock shall be made on the books of the Corporation only upon delivery to the Corporation or its transfer agent of: (i) a written direction of the registered holder named in the certificate or such holder’s attorney lawfully constituted in writing; (ii) the certificate for the shares of capital stock being transferred; and (iii) a written assignment of the shares of capital stock evidenced thereby thereby; or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law.

Sec. 9.5 Cancellation

Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates or uncertificated shares shall be issued in exchange for any existing certificate other than pursuant to Section 9.6 until such existing certificate shall have been canceled.

Sec. 9.6 Lost, Stolen, Destroyed, and Mutilated Certificates

In the event that any certificate for shares of capital stock of the Corporation shall be mutilated, the Corporation shall issue a new certificate or uncertificated shares in place of such mutilated certificate. In the event that any such certificate shall be lost, stolen, or destroyed, the Corporation may, in the discretion of the Board or a committee appointed thereby with power so to act, issue a new certificate for capital stock or uncertificated shares in the place of any such lost, stolen, or destroyed certificate. The applicant for any substituted certificate or certificates shall surrender any mutilated certificate or, in the case of any lost, stolen, or destroyed certificate, furnish satisfactory proof of such loss, theft, or destruction of such certificate and of the ownership thereof. The Board or such committee may, in its discretion, require the owner of a lost or destroyed certificate, or the owner’s representatives, to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen, or destroyed certificate or the issuance of such new certificate or uncertificated shares. A new certificate or uncertificated shares may be issued without requiring a bond when, in the judgment of the Board, it is proper to do so.

Sec. 9.7 Fixing of Record Date

The Board may fix a record date in accordance with Delaware law.

Article X Miscellaneous Provisions

Sec. 10.1 Corporate Seal

The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board, the name of the Corporation, the year of its incorporation, and the words “Corporate Seal” and “Delaware.” The seal may be used by causing it to be affixed or impressed, or a facsimile thereof may be reproduced or otherwise used in such manner as the Board may determine.

Sec. 10.2 Fiscal Year

The fiscal year of the Corporation shall begin the 1st day of January in each year, or such other month as the Board may determine by resolution.

Sec. 10.3 Waiver of Notice

(a) Whenever notice is required to be given by law, the Restated Certificate of Incorporation, or these By-Laws, a waiver thereof by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any waiver of notice.

(b) Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Sec. 10.4 Execution of Instruments, Contracts, Etc.

(a) All checks, drafts, bills of exchange, notes, or other obligations or orders for the payment of money shall be signed in the name of the Corporation by such officer or officers or person or persons as the Board, or a duly authorized committee thereof, may from time to time designate. Except as otherwise provided by law, the Board, any committee given specific authority in the premises by the Board, or any committee given authority to exercise generally the powers of the Board during intervals between meetings of the Board, may authorize any officer, employee, or agent, in the name of and on behalf of the Corporation, to enter into or execute and deliver deeds, bonds, mortgages, contracts, and other obligations or instruments, and such authority may be general or confined to specific instances.

(b) All applications, written instruments, and papers required by any department of the United States Government or by any state, county, municipal, or other governmental authority, may be executed in the name of the Corporation by any principal officer or subordinate officer of the Corporation, or, to the extent designated for such purpose from time to time by the Board, by an employee or agent of the Corporation. Such designation may contain the power to substitute, in the discretion of the person named, one or more other persons.

Sec. 10.5 Form of Records

Any records maintained by the Corporation in the regular course of business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, magnetic tape, computer disk, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

Article XI Amendments; Emergency By-Laws

Sec. 11.1 By Stockholders

These By-Laws may be altered, amended, or repealed, or new By-Laws may be adopted, at any meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3 percent of the voting power of the then outstanding stock entitled to vote, voting together as a single class, provided that, in the case of a special meeting, notice that an amendment is to be considered and acted upon shall be inserted in the notice or waiver of notice of said meeting.

Sec. 11.2 By Directors

To the extent permitted by the Restated Certificate of Incorporation, these By-Laws may be altered, amended, or repealed, or new By-Laws may be adopted, at any regular or special meeting of the Board by a resolution adopted by a vote of a majority of the whole Board.

Sec. 11.3 Review by Self-Regulatory Subsidiaries

For so long as the Corporation shall control, directly or indirectly, any Self-Regulatory Subsidiary, any proposed adoption, alteration, amendment, change or repeal (an “amendment”) of any By-Law shall be submitted to the Board of Directors of each Self-Regulatory Subsidiary, and if any such proposed amendment must, under Section 19 of the Act and the rules promulgated thereunder, be filed with, or filed with and approved by, the Commission before such amendment may be effective, then such amendment shall not be effective until filed with, or filed with and approved by, the Commission, as the case may be.

Sec. 11.4 Emergency By-Laws

The Board may adopt emergency By-Laws subject to repeal or change by action of the stockholders which shall, notwithstanding any different provision of law, the Restated Certificate of Incorporation, or these By-Laws, be operative during any emergency resulting from any nuclear or atomic disaster, an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of the Board or the stockholders, any catastrophe, or other emergency condition, as a result of which a quorum of the Board or a committee thereof cannot readily be convened for action. Such emergency By-Laws may make any provision that may be practicable and necessary under the circumstances of the emergency.

Article XII The Self-Regulatory Subsidiaries

Sec. 12.1 Self-Regulatory Organization Functions of the Self-Regulatory Subsidiaries

(a) For so long as the Corporation shall control any Self-Regulatory Subsidiary, the Board of Directors, officers, and employees of the Corporation shall give due regard to the preservation of the independence of the self-regulatory function of each such Self-Regulatory Subsidiary and to its obligations to investors and the general public and shall not take any actions which would interfere with the effectuation of any decisions by the Board of Directors of any Self-Regulatory Subsidiary relating to its regulatory functions (including disciplinary matters) or the market structures or clearing systems which it regulates or which would interfere with the ability of any Self-Regulatory Subsidiary to carry out its responsibilities under the Act.

(b) All books and records of each Self-Regulatory Subsidiary reflecting confidential information pertaining to the self-regulatory function of such Self-Regulatory Subsidiary (including but not limited to disciplinary matters, trading data, trading practices and audit information) which shall come into the possession of the Corporation, and the information contained in those books and records, shall be retained in confidence by the Corporation and the Directors, officers, employees and agents of the Corporation and shall not be used for any non-regulatory purposes. Nothing in these By-Laws shall be interpreted as to limit or impede the rights of the Commission to access and examine such confidential information pursuant to the federal securities laws and the rules and regulations thereunder, or to limit or impede the ability of any officers, directors, employees or agents of the Corporation to disclose such confidential information to the Commission. The Corporation’s books and records shall be subject at all times to inspection and copying by the Commission. The Corporation’s books and records relating to each Self-Regulatory Subsidiary shall be maintained in the United States.

(c) To the extent they are related to the activities of a Self-Regulatory Subsidiary, the books, records, premises, officers, Directors, and employees of the Corporation shall be deemed to be the books, records, premises, officers, directors, and employees of such Self-Regulatory Subsidiary for the purposes of, and subject to oversight pursuant to, the Act.

Sec. 12.2 Cooperation with the Commission

(a) The Corporation shall comply with the U.S. federal securities laws and the rules and regulations thereunder and shall cooperate with the SEC and the Self-Regulatory Subsidiaries pursuant to and to the extent of their respective regulatory authority, and shall take reasonable steps necessary to cause its agents to cooperate, with the SEC and, where applicable, the Self-Regulatory Subsidiaries pursuant to their regulatory authority.

(b) The officers, Directors, and employees of the Corporation, by virtue of their acceptance of such position, shall be deemed to agree to cooperate with the Commission and each Self-Regulatory Subsidiary in respect of the Commission’s oversight responsibilities regarding the Self-Regulatory Subsidiaries and the self-regulatory functions and responsibilities of the Self-Regulatory Subsidiaries.

Sec. 12.3 Consent to Jurisdiction

The Corporation and its officers, Directors, and employees, by virtue of their acceptance of such position, shall be deemed to irrevocably submit to the jurisdiction of the United States federal courts, the Commission, and each Self-Regulatory Subsidiary for the purposes of any suit, action or proceeding pursuant to the United States federal securities laws, and the rules and regulations thereunder, arising out of, or relating to, the activities of any Self-Regulatory Subsidiary, and by virtue of their acceptance of any such position, shall be deemed to waive, and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claims that it or they are not personally subject to the jurisdiction of the United States federal courts, the Commission, or any Self-Regulatory Subsidiary, that the suit, action or proceeding is an inconvenient forum or that the venue of the suit, action or proceeding is improper, or that the subject matter of that suit, action or proceeding may not be enforced in or by such courts or agency. The Corporation and its officers, Directors, and employees shall be deemed to agree that the Corporation may serve as the agent, in the United States, for the service of process of a claim arising out of, or relating to, the activities of each Self-Regulatory Subsidiary.

Sec. 12.4 Further Assurances

The Corporation shall take reasonable steps necessary to cause its current officers, Directors, and employees, to consent in writing to the applicability to them of Sections 12.1, 12.2 and 12.3 of these By-Laws, as applicable, with respect to their activities related to any Self-Regulatory Subsidiary, and shall take reasonable steps necessary to cause prospective officers, Directors, and employees, prior to accepting a position as an officer, Director, or employee, as applicable, of the Corporation, to consent in writing to the applicability to them of Sections 12.1, 12.2 and 12.3 of these By-Laws, as applicable, with respect to their activities related to any Self-Regulatory Subsidiary.

Sec. 12.5 Board Action with Respect to Voting Limitations of the Certificate of Incorporation

For so long as the Corporation shall control, directly or indirectly, any Self-Regulatory Subsidiary, a resolution of the Board to approve an exemption for any person under Article Fourth, Section C.6(b) of the Restated Certificate of Incorporation (the “Certificate”) shall not be permitted to become effective until such resolution has been filed with and approved by the Commission under Section 19 of the Act. The Board may not approve an exemption under Section 6(b) Article Fourth, Section C.6(b) of the Certificate: (i) for a registered broker or dealer or an Affiliate thereof (as defined in the Certificate) (provided that, for these purposes, an Affiliate shall not be deemed to include an entity that either owns ten percent or less of the equity of a broker or dealer, or the broker or dealer accounts for one percent or less of the gross revenues received by the consolidated entity); or (ii) an individual or entity that is subject to a statutory disqualification under Section 3(a)(39) of the Exchange Act. The Board may approve an exemption under Article Fourth, Section C.6(b) if the Board determines that granting such exemption would (A) not reasonably be expected to diminish the quality of, or public confidence in, the Corporation or the Self-Regulatory Subsidiaries or the other operations of the Corporation and its subsidiaries, on the ability to prevent fraudulent and manipulative acts and practices and on investors and the public, (B) promote just and equitable principles of trade, foster cooperation and coordination with persons engaged in regulating, clearing, settling, processing information with respect to and facilitating transactions in securities or assist in the removal of impediments to or perfection of the mechanisms for a free and open market and a national market system, and (C) would promote the prompt and accurate clearance and settlement of securities transactions (and to the extent applicable, derivative agreements, contracts and transactions), would assure the safeguarding of securities and funds in the custody or control of the Self-Regulatory Subsidiaries that are clearing agencies or securities and funds for which they are responsible, would foster cooperation and coordination with persons engaged in the clearance and settlement of securities transactions, and would remove impediments to and perfect the mechanism of a national system for the prompt and accurate clearance and settlement of securities transactions.

Sec. 12.6 Amendments to the Certificate of Incorporation

For so long as the Corporation shall control, directly or indirectly, any Self-Regulatory Subsidiary, any proposed amendment of any provisions contained in the Corporation’s Restated Certificate of Incorporation shall be submitted to the Board of Directors of each Self-Regulatory Subsidiary, and if any such proposed amendment must, under Section 19 of the Exchange Act and the rules promulgated thereunder, be filed with, or filed with and approved by, the Commission before such amendment may be effective, then such amendment shall not be filed with the Secretary of State of the State of Delaware until filed with, or filed with and approved by, the Commission, as the case may be.

Sec. 12.7 Self-Regulatory Subsidiaries

In light of the unique nature of the Corporation and its subsidiaries, including the status of the Self-Regulatory Subsidiaries as self-regulatory organizations, the Board of Directors, when evaluating (A) any tender or exchange offer or invitation for tenders or exchanges, or proposal to make a tender or exchange offer or request or invitation for tenders or exchanges, by another party, for any equity security of the Corporation, (B) any proposal or offer by another party to (1) merge or consolidate the Corporation or any subsidiary with another corporation or other entity, (2) purchase or otherwise acquire all or a substantial portion of the properties or assets of the Corporation or any subsidiary, or sell or otherwise dispose of to the Corporation or any subsidiary all or a substantial portion of the properties or assets of such other party, or (3) liquidate, dissolve, reclassify the securities of, declare an extraordinary dividend of, recapitalize or reorganize the Corporation, (C) any action, or any failure to act, with respect to any holder or potential holder of Excess Shares and/or Notes (as defined in the Restated Certificate of Incorporation) subject to the limitations set forth in subparagraph 2 of paragraph C. of Article Fourth of the Restated Certificate of Incorporation, (D) any demand or proposal, precatory or otherwise, on behalf of or by a holder or potential holder of Excess Shares and/or Notes subject to the limitations set forth in subparagraph 2 of paragraph C. of Article Fourth of the Restated Certificate of Incorporation or (E) any other issue, shall, to the fullest extent permitted by applicable law, take into account all factors that the Board of Directors deems relevant, including, without limitation, to the extent deemed relevant, (i) the potential impact thereof on the integrity, continuity and stability of the Corporation, the Self-Regulatory Subsidiaries, and the other operations of the Corporation and its subsidiaries, on the ability to prevent fraudulent and manipulative acts and practices and on investors and the public, (ii) whether such would promote just and equitable principles of trade, foster cooperation and coordination with persons engaged in regulating, clearing, settling, processing information with respect to and facilitating transactions in securities or assist in the removal of impediments to or perfection of the mechanisms for a free and open market and a national market system; and (iii) whether such would promote the prompt and accurate clearance and settlement of securities transactions (and to the extent applicable, derivative agreements, contracts and transactions), would assure the safeguarding of securities and funds in the custody or control of the Self-Regulatory Subsidiaries that are clearing agencies or securities and funds for which they are responsible, would foster cooperation and coordination with persons engaged in the clearance and settlement of securities transactions, and would remove impediments to and perfect the mechanism of a national system for the prompt and accurate clearance and settlement of securities transactions.